                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements of The Coca-Cola Company listed below of our reports with respect to the consolidated financial statements and schedules of The Coca-Cola Company dated January 25, 1994 and Coca-Cola Enterprises Inc. dated January 31, 1994 included or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1993:


         1.      Registration Statement Number 2-58584 on Form S-8
         2.      Registration Statement Number 2-79973 on Form S-3
         3.      Registration Statement Number 2-88085 on Form S-8
         4.      Registration Statement Number 2-98787 on Form S-3
         5.      Registration Statement Number 33-21529 on Form S-8
         6.      Registration Statement Number 33-21530 on Form S-3
         7.      Registration Statement Number 33-26251 on Form S-8
         8.      Registration Statement Number 33-39840 on Form S-8
         9.      Registration Statement Number 33-45763 on Form S-3
        10.      Registration Statement Number 33-50743 on Form S-3


                                                   /S/  ERNST & YOUNG




Atlanta, Georgia

March 10, 1994